Exhibit 10.1

adMonitor, Inc.

2007 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

A.	Purpose of the Plan

1. This 2007 Stock Incentive Plan is intended to promote the interests of adMonitor, Inc., a Delaware corporation (the “Corporation”), by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the Service of the Corporation.

2. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

B.	Structure of the Plan

1. The Plan shall be divided into two separate equity programs:

(a) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock; and

(b) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares, as bonus for services rendered the Corporation (or any Parent or Subsidiary), or pursuant to share right awards which entitle Participants to receive shares upon the attainment of designated Performance Goals or Service requirements; and

2. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

C.	Administration of the Plan

1. The Board shall administer the Plan, However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

2. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

3. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine: (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive grants, the time or times when such grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding; and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

4. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

5. Service on any Committee shall constitute service as a Board member, and members of each such Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of any Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan,

D.	Eligibility

1. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(a) Employees,

(b) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(c) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

E.	Stock Subject to the Plan

1. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 3,000,000 shares.

2. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares of Common Stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance.

3. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to:

(a) the maximum number and/or class of securities issuable under the Plan;

(b) the number and/or class of securities for which any one person may be granted stock options, direct stock issuances and share right awards under this Plan per calendar year; and

(c) the number and/or class of securities and the exercise price per share (without change in the total price applicable to the unexercised portion of the option).

The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

A.	Option Terms

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such option.

1. Exercise Price.

(a) The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

(b) The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of Section 1 of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

1) cash or certified check made payable to the Corporation, or

2) shares of Common Stock valued at Fair Market Value on the Exercise Date.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

2. Exercise and Term of Options.

Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. Except as otherwise provided by the Board in a stock option agreement entered into with an Optionee, 25% of the shares covered by the option shall become exercisable upon the expiration of one year from the Grant Date and, thereafter, the remaining 75% of the shares covered by the option shall become exercisable in thirty-six (36) equal monthly installments at the end of each calendar month for thirty-six (36) calendar months. No option shall have a term in excess of ten (10) years measured from the option grant date.

3. Effect of Termination of Service.

(a) The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

1) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.

2) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution or, with respect to Non-Statutory Options, by the Optionee’s designated beneficiary or beneficiaries of that option.

3) Except as otherwise determined in the discretion of the Plan Administrator either at the time an option is granted or at any time the option remains outstanding, should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(b) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(c) The Plan Administrator shall have compete discretion, either at the time an option is granted or at any time while the option remains outstanding, to:

1) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

2) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

4. Stockholder Rights.

The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

5. Repurchase Rights.

The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

6. Limited Transferability of Options.

During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. Non-Statutory Options shall be subject to the same limitation, except that a Non-Statutory Option may be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s Immediate Family or to a trust established for the exclusive benefit of one or more members of the Optionee’s Immediate Family or the Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Non-Statutory Options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

B.	Incentive Options

1. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section B of Article Two, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section B of Article Two.

2. Eligibility.

Incentive Options may only be granted to Employees.

3. Exercise Price.

The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

4. Dollar Limitation.

The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

5. Failure to Qualify as Incentive Option.

To the extent that any option governed by this P an does not qualify as an Incentive Option by reason of the dollar limitation described in Section B.4 of this Article Two or for any other reason, such option shall continue to be outstanding and exercisable in accordance with its terms and conditions, but as a Non-Statutory Option under the Federal tax laws.

6. 10% Stockholder.

If any Employee to whom an Incentive Option granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

C.	Change in Control

1. Except to the extent expressly provided in an option agreement pursuant to paragraphs 5 or 6 below, no option outstanding at the time of a Change in Control shall become exercisable on an accelerated basis if and to the extent:

(a) that option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction,

(b) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable, provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares and does not cause any IRC 409A Consequences, or

(c) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

However, if none of the foregoing conditions are satisfied, then each option outstanding at the time of the Change in Control but not otherwise exercisable for all the shares of Common Stock at that time subject to such option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

2. All of the Corporation’s outstanding repurchase rights under the Discretionary Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent:

(a) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or

(b) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

3. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

4. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to:

(a) the exercise price payable per share under each outstanding option, provided the total exercise price payable for such securities shall remain the same;

(b) the maximum number and/or class of securities available for issuance over the remaining term of the Plan;

(c) the maximum number and/or class of securities available for issuance over the remaining term of the Plan;

(d) the maximum number and/or class of securities for which any one person may be granted options, direct stock issuances and share right awards under the Plan per calendar year; and

(e) the maximum number and class of securities which may be added to the Plan through the repurchase of shares. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

5. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis and may be exercised for any or all of such shares as fully vested shares of Common Stock, whether or not those options are to be assumed or otherwise continued in full force and effect or replaced with a cash incentive program pursuant to the express terms of the Change in Control transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control.

6. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall vest and become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares of Common Stock until the expiration or sooner termination of the option term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares of Common Stock held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

7. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

8. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

A.	Stock Issuances

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated Performance Goals or Service requirements.

B.	Stock Issuance Terms

1. Purchase Price.

(a) The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of Common Stock on the issuance date.

(b) Subject to the provisions of Section 1 of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

1) cash or certified check made payable to the Corporation, or

2) past services rendered to the Corporation (or any Parent or Subsidiary).

2. Vesting Provisions.

(a) Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Except as otherwise provided by the Board in the Stock Issuance Agreement entered into with a Participant, 25% of the shares issued shall vest upon the expiration of one year from the Grant Date and, thereafter, the remaining 75% of the shares covered by the option shall vest in thirty-six (36) equal monthly installments at the end of each calendar month for thirty-six (36) calendar months. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated Performance Goals or Service requirements. Upon the attainment of such Performance Goals or Service requirements, fully vested shares of Common Stock shall be issued upon satisfaction of those share right awards. For purposes of qualifying grants of stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(b) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to: a) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock; and b) such escrow arrangements as the Plan Administrator shall deem appropriate.

(c) The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The holder of a share right award shall have no stockholder rights with respect to such award until shares of Common Stock have been issued to such Participant in satisfaction of such award.

(d) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participants purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

(e) The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or then on-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares as to which the waiver applies. Such waiver may be effected at anytime, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

(f) Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the Performance Goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated Performance Goals or Service requirements have not been attained.

C.	Change in Control

1. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

2. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Change in

Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest in full at the time of such Change in Control.

3. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, upon the Involuntary Termination of the Participant’s Service within a designated period (not to exceed 18 months) following the effective date of any Change in Control in which those repurchase rights do not otherwise terminate.

ARTICLE FOUR

MISCELLANEOUS

A.	Financing

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering an interest bearing promissory note payable in one or more installments that is recourse as to at least 25% of the purchase price and secured by the shares issuable, provided that such purchase with a promissory note shall not be permitted, and any outstanding promissory note shall be required to be repaid, if it will cause any violation of the Sarbanes-Oxley Act of 2002. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B.	First Refusal Rights

The Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee or Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable and lapse in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

C.	Share Escrow/Legends

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

D.	Tax Withholding

1. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

2. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

(a) Stock Withholding: The election to have the Corporation withhold from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the amount of the Taxes (not to exceed one hundred percent (100%) of such Taxes) to be satisfied in such manner as designated by the holder in writing; or

(b) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the amount of the Taxes (not to exceed 100% of such Taxes) to be satisfied in such manner as designated by the holder in writing.

E.	Effective Date and Term of the Plan

1. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date. However, no options granted under the Plan maybe exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within 12 months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

2. The Plan shall terminate upon the EARLIEST of (1) the tenth (10th) anniversary of the Plan Effective Date, (2) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (3) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

F.	Amendment of the Plan

1. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

2. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (1) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (2) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest(at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

G.	Use of Proceeds

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

H.	Regulatory Approvals

1. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any granted option or (2) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

2. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, and all applicable listing requirements of any Stock Exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

I.	Financial Information

The Corporation shall deliver a balance sheet and an income statement at least annually to each Optionee and Participant, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

J.	No Employment/Service Rights

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

ARTICLE FIVE

APPENDIX

The following definitions shall be in effect under the Plan:

A. BOARD shall mean the Corporation’s Board of Directors.

B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

1. a stockholder-approved merger, consolidation or other reorganization in which securities representing more than 50% of the total combined voting power of the Corporation’s outstanding securities become beneficially owned, directly or indirectly, by a person or related group of persons (other than a person or related group of persons that, immediately prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Corporation);

2. a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets to any person or related group of persons (other than a person or related group of persons that, immediately prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Corporation); or

3. the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities from a person or persons other than the Corporation.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

C. CODE shall mean the Internal Revenue Code of 1986, as amended.

D. COMMITTEE shall mean a committee or one or more Board members, appointed by the Board to exercise one or more administrative functions under the Plan.

E. COMMON STOCK shall mean the Corporation’s common stock.

F. CORPORATION shall mean adMonitor, Inc., a Delaware corporation, and its successors.

G. DISABILITY shall means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which: (1) renders the individual unable to engage in any substantial gainful activity; or (2) results in the individual receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by a Corporation for the benefit of its employees.

H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

I. EMPLOYEE shall mean an “employee” of the Corporation (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code and the regulations thereunder.

J. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

1. If the Common Stock is at the time listed on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share c f Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

2. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

3. If the Common Stock is at the time neither listed on any Stock Exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate. In making any such determination, the Plan Administrator shall follow any procedures determined by it from time to time to be necessary to avoid the application of IRC 409A Consequences to any option.

L. IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

M. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

N. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

1. such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

2. such individual’s voluntary resignation following (1) a change in his or her position with the Corporation which materially reduces his or her level of responsibility or the level of management to which Optionee reports, (2) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than 15% or (3) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

O. IRC 409A CONSEQUENCES shall mean, to the extent imposed by Section 409A of the Code, (1) inclusion in gross income of deferred compensation from current and prior years, (2) interest liability on deferred taxes at increased federal rate and (3) 20% excise tax on deferred compensation.

P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

S. OPTIONEE shall mean any person to whom an option s granted under the Discretionary Option Grant Program.

T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. PARTICIPANT shall mean any person who is issued shares of Common Stock or a share right award under the Stock Issuance Program.

V. PERFORMANCE GOALS shall mean the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to a share of stock. As determined by the Plan Administrator, the Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: net sales; gross sales; return on net assets; return on assets; return on equity; return on capital; return on revenues; asset turnover; economic value added; total stockholder return; net income; pre-tax income; operating profit margin; net income margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; share price performance (including options tied solely to appreciation in the fair market of the shares of Common Stock); earnings per share; stock price earnings ratio; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); or EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. The Performance Goals may differ for each Participant and for each stock grant.

W. PLAN shall mean the Corporation’s 2007 Stock Incentive Plan, as set forth in this document.

X. PLAN ADMINISTRATOR shall mean either the Board or the Committee acting in its capacity as administrator under the Plan.

Y. PLAN EFFECTIVE DATE shall mean the date on which the Plan was adopted by the Board.

Z. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

AA. SHORT TERM FEDERAL RATE shall mean the federal short-term rate in effect under Section 1274(d) of the Code at the beginning of the period the shares were held in escrow.

BB. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

CC. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

DD. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

EE. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

FF. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

GG. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

The Rubicon Project, Inc.

2007 Stock Incentive Plan

Plan Addendum for UK Optionees

This Plan Addendum for UK Employees supplements and amends The Rubicon Project 2007 Stock Incentive Plan (the “Plan”) for purposes of stock options granted under the Plan to UK residents (“UK Optionees”). Certain capitalized terms are defined below. Other terms used but not defined herein shall have the meanings given to them in the Plan.

1.	UK Options. Options granted to UK Optionees under the Plan may be designated EMI Options or Unapproved Options. EMI Options may be granted to Eligible Employees only. Unapproved Options may be granted to Employees and other eligible optionees under the Plan who are not eligible to receive EMI Options or to Eligible Employees for whom the £120,000 EMI Options limit has been reached.

2.	Date of Grant for EMI Options. For UK tax purposes, the date of Grant of an EMI Option shall be regarded as being the date on which the Company and the Optionee have signed the option agreement providing for such EMI Option.

3.	UK Option Agreement. Stock options granted to UK Optionees under the Plan shall be made pursuant to a Stock Option Agreement (the “UK Option Agreement”) approved by the Plan Administrator and which will contain provisions intended to comply with applicable provisions of the law of England and Wales and the appropriate UK tax legislation.

4.	Certain Definitions. For purposes of stock options granted to UK Optionees, the following terms shall have the following meanings:

“Disqualifying Event” shall have the meaning given to it in sections 534, 535 and 536 of ITEPA.

“Employee” shall mean any employee of the Corporation or any Parent or Subsidiary of the Corporation.

“Eligible Employee” shall mean an Employee who fulfills the requirements of Part 4, Schedule 5 of ITEPA.

“EMI” means enterprise management incentive.

“EMI Option” means an option that satisfies the requirements of Schedule 5 of ITEPA.

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“Joint Election” means the election made between the Optionee and the Corporation or if and to the extent that there is a change in the law, any other company or person who is or becomes a secondary contributor for NIC purposes in respect of an Option, in such terms and such forms as provided in paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992 which has been approved by HM Revenue & Customs, for the transfer of Secondary NIC Liability.

“NIC” means Class 1 national insurance contributions.

“Option” shall mean an Unapproved Option or an EMI Option granted under the Sub- Plan and entitling the holder to purchase Shares.

“Option Tax Liability” means any tax or employee’s social security liability to the extent arising from the grant, exercise, release or cancellation of an Option or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to an Option or by a Disqualifying Event.

“Secondary NIC Liability” means any liability to employer’s Class 1 NIC to the extent arising from the grant, exercise, release or cancellation of an Option or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to an Option.

“Section 431 Election” means an election under section 431 ITEPA in such form as may be determined by HM Revenue & Customs from time to time.

“Unapproved Option” means an option or part of an option which fails to meet the requirements of Schedule 5 of ITEPA.

5.	Certain Definitions. Any references to the “Plan” in any UK Stock Option Agreement shall refer to the Plan including this Addendum.

THE RUBICON PROJECT, INC.

STOCK PLAN AMENDMENTS

As used below, the “Company” refers to The Rubicon Project, Inc. (f/k/a adMonitor, Inc.) and the “Plan” refers to the Company’s 2007 Stock Incentive Plan.

The Plan was adopted on May 18, 2007.

Effective December 13, 2007, the Company’s name was changed from adMonitor, Inc. to The Rubicon Project, Inc.

Effective December 14, 2007, by action of the board of directors and stockholders, the number of shares reserved for issuance under the Plan was increased from 3,000,000 to 5,500,000.

Effective September 10, 2009, by action of the board of directors and stockholders, the number of shares reserved for issuance under the Plan was increased from 5,500,000 to 6,000,000.

Effective October 29, 2010, by action of the board of directors and stockholders, the number of shares reserved for issuance under the Plan was increased from 6,000,000 to 7,431,746.

Effective October 29, 2010, all shares of the Company’s Common Stock were reclassified into shares of Class A Common Stock and, accordingly, all shares issued or reserved for issuance under the Stock Plan are Class A Common Stock.

Effective July 21, 2011, the board of directors ratified the Plan Addendum for UK Optionees.

Effective December 7, 2011, by action of the board of directors and stockholders, the number of shares reserved for issuance under the Plan was increased from 7,431,746 to 9,019,664.

Effective May 21, 2012, by action of the board of directors and stockholders, the number of shares reserved for issuance under the Plan was increased from 9,019,664 to 13,217,815.

Effective February 22, 2013, by action of the board of directors and stockholders, the number of shares reserved for issuance under the Plan was increased from 13,217,815 to 18,913,600.

Effective September 30, 2013, by action of the board of directors and stockholders, the number of shares reserved for issuance under the Plan was increased from 18,913,600 to 20,913,600.

The Rubicon Project, Inc.

2007 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF STOCK OPTION

(Incentive Stock Option)

Name:

Employee ID:

Location:

Grant of Option

You have been granted an option to buy shares of common stock of The Rubicon Project, Inc. (the “Company”) as follows:

Incentive Stock Option Grant No.:
Grant Date:
Start Date:
Option Price per Share:
Total Number of Shares:
Termination Date:

Vesting Schedule

This option shall become exercisable on the following basis, subject in each case to Optionee’s continued employment with the Company:

(a)              shares constituting 25% of the shares covered by this option upon the expiration of one year from the Start Date; and

(b) the remaining 75% of the shares in 36 equal installments of              shares each at the end of each calendar month for 36 months.

Agreement

By your signature and the Company’s signature below, you and the Company agree that this option is granted under and governed by the terms of the Company’s 2007 Stock Incentive Plan (the “Plan”), and the Incentive Stock Option Agreement (the “Option Agreement”) which is attached hereto and incorporated herein by this reference. PLEASE READ THE AGREEMENT.

“COMPANY”	“OPTIONEE”

The Rubicon Project, Inc.	Name:
Address:

By:	Signature
Frank Addante
Chief Executive Officer

THE RUBICON PROJECT, INC.

2007 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement is made and entered into by and between The Rubicon Project, Inc., a Delaware corporation (“Company”), and the Employee identified in the “The Rubicon Project, Inc. Employee Stock Option Plan Notice of Grant of Stock Option” (“Grant Notice”) which is attached hereto (“Optionee”), as of the “Grant Date” set forth in the Grant Notice, with respect to the following facts:

A. The Company has adopted and the stockholders of the Company have approved the The Rubicon Project, Inc. 2007 Stock Incentive Plan (“Plan”) pursuant to which the Company is authorized to grant stock options to employees of the Company or its subsidiaries;

B. Optionee has received and reviewed a copy of the Plan; and

C. Optionee is an employee of the Company or a subsidiary.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties agree as follows:

1. Grant of Stock Option. Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee an incentive stock option (the “Stock Option”) to purchase from the Company, at the “Option Price Per Share” set forth in the Grant Notice, the “Total Number of Shares” of the Company’s authorized and unissued or reacquired shares of common stock set forth in the Grant Notice. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

2. Incentive Stock Option. The Stock Option granted to Optionee pursuant to this Agreement is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).

3. Administration. The Plan provides that it shall be administered by the Board of Directors of the Company (“Board”) or by a committee (“Committee”) appointed by the Board. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan and this Agreement, to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan and this Agreement, and to make all of the determinations necessary or advisable for administration of the Plan and this Agreement. The interpretation and construction by the Plan Administrator of any provision of this Agreement, shall be final and binding upon all parties. No member of the Plan Administrator shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or this Agreement.

4. Term of Stock Option. Unless earlier exercised pursuant to Section 5 below, the Stock Option shall terminate on, and shall not be exercisable after, the expiration of the earliest of (a) ten (10) years after the Grant Date set forth in the Grant Notice or, if earlier, the Termination Date set forth in the Grant Notice, (b) three (3) months after the date Optionee’s employment with the Company and its subsidiaries terminates, if such termination is for any reason other than permanent disability, death or cause, or (c) the date the Optionee’s employment with the Company and its subsidiaries terminates if such termination is for cause as determined by the Plan Administrator, in its sole discretion, or (d) one (l) year after the date Optionee’s employment with the Company and its subsidiaries terminates, if such termination is a result of death or permanent disability (as defined in the Plan). Notwithstanding (a) above, in the case of a Stock Option granted at a time when Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term set forth in (a) above, shall not be more than five (5) years after the Grant Date set forth in the Grant Notice.

5. Exercise.

5.1 Exercisability. Subject to the terms and conditions of this Agreement, the Stock Option shall become exercisable at such time or times, during such period and for such number of shares as set forth in the Grant Notice. The Stock Option may be exercised by Optionee with respect to any shares of Common Stock of the Company covered by the Stock Option at any time on or after the date on which the Stock Option becomes exercisable with respect to such shares; provided that the Stock Option may not be exercised at any one time with respect to less than one hundred (100) shares of Common Stock of the Company, unless the number of shares with respect to which the Stock Option is exercised is the Total Number of Shares with respect to which the Stock Option is exercisable at that time.

During any post-Service exercise period, the Stock Option may not be exercised in the aggregate for more than the number of vested shares for which the Stock Option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Stock Option term, the Stock Option shall terminate and cease to be outstanding for any vested shares for which the Stock Option has not been exercised. However, the Stock Option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the Stock Option is not otherwise at that time exercisable for vested shares.

5.2 Notice of Exercise. Optionee shall exercise the Stock Option by delivering to the Company, either in person or by certified or registered mail, written notice of election to exercise and payment in full of the purchase price as provided in Subsection 5.3 of this Agreement. The written notice shall set forth the whole number of shares with respect to which the Stock Option is being exercised.

5.3 Payment of Purchase Price. The purchase price for any shares of common stock of the Company with respect to which Optionee exercises this Stock Option shall be paid in full at the time Optionee delivers to the Company the written notice of election to exercise. The purchase price shall be paid in (a) cash or certified check made payable to the Corporation, or (b) shares of Common Stock valued at Fair Market Value (determined as defined in the Plan) in the form and manner specified by the Plan Administrator (a “stock-for-stock exercise”). In addition to the purchase price, the Optionee shall pay the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of the Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or check payable to the Company, (ii) stock-for-stock exercise, or (iii) a combination of (i) and (ii) on the Exercise Date. Notwithstanding the foregoing, the Company, in its sole discretion, may extend and maintain, or arrange for the extension and maintenance of, credit to Optionee to finance payment of the purchase price on such terms as may be approved by the Plan Administrator.

5.4 Change in Control. In the event of a Change in Control (as defined in the Plan), the Stock Option shall not become exercisable on an accelerated basis if and to the extent: (1) the Stock Option is, in connection with the Change in Control, assumed by the successor corporation or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (2) the Stock Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the Stock Option is not otherwise at that time exercisable, which provides for subsequent payout in accordance with the same vesting schedule applicable to the Stock Option shares and does not cause any IRC 409A Consequences (as defined in the Plan).

However, if none of the foregoing conditions are satisfied, then each Stock Option outstanding at the time of the Change in Control but not otherwise exercisable for all the shares of Common Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

6. Issuance of and Restrictions on Shares. Promptly after the Company’s receipt of the written notice of election provided for in Subsection 5.2 above and Optionee’s payment in full of the purchase price, the Company shall deliver, or cause to be delivered to Optionee, certificates for the whole number of shares with respect to which the Stock Option is being exercised by Optionee. Shares shall be registered in the name of Optionee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Optionee to take any action prior to issuance to Optionee of the shares of Common Stock of the Company specified in the written notice of election to exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be adjourned until the completion of such action and/or such listing.

7. Right of First Refusal.

7.1 Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any shares acquired pursuant to this Stock Option, or any interest in such shares, the Company shall have a right of first refusal (the “Right of First Refusal”) with respect to such shares. If the Optionee has a bona fide intent to transfer such shares, the Optionee shall give a written notice to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee (the “Transfer Notice”) and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares, subject to the Right of First Refusal. The Company shall have the right to purchase some or all of the shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Section 7.2 below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company. The Company’s rights under this Section 7.1 shall be freely assignable, in whole or in part.

7.2 Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, effect a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Section 7.1. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

7.3 Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any shares subject to this Section 7 or into which such Shares thereby become convertible shall immediately be subject to this Section 7. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the shares subject to this Section 7.

7.4 Termination of Right of First Refusal. Any other provision of this Section 7 notwithstanding, in the event that the shares issued upon exercise of this Stock Option are readily tradable on an established securities market when the Optionee desires to transfer such shares, the Company shall have no Right of First Refusal with respect thereto, and the Optionee shall have no obligation to comply with the procedures prescribed by Sections 7.1 and 7.2 above.

7.5 Permitted Transfers. This Section 7 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Optionee’s spouse, children or to a trust established by the Optionee for the benefit of the Optionee or the Optionee’s spouse, children or grandchildren, provided in either case that the transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any shares acquired under this Stock Option, either under this Section 7.5 or after the Company has failed to exercise the Right of First Refusal, then this Section 7.5 shall apply to the transferee to the same extent as to the Optionee.

7.6 Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the shares to be purchased in accordance with this Section 7, then after such time the person from whom such shares are to be purchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Section 7). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered.

8. Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of any portion of the Stock Option.

9. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to any shares covered by the Stock Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 11 below.

10. “Market Stand-Off” Restrictions.

10.1. The Optionee agrees that, following the effective date of a registration of the Company’s securities under the Securities Act, the Optionee will not, without the prior written consent of the Company or the representative(s) of any underwriters, (i) sell, pledge, offer to sell, contract to sell (including, without limitation, any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Optionee or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

10.2. The provisions of Section 10.1 above will not apply (i) unless the executive officers and directors of the Company have agreed to be bound by substantially the same terms and conditions, (ii) to public offerings other than the Company’s initial public offering and any public offering made within two years thereafter, (iii) to registrations relating solely to securities in connection with employee benefit plans or in connection with mergers, consolidations, reorganizations, or other transactions pursuant Rule 145 under the Securities Act, or (iv) to transfers to donees who agree to be similarly bound. The time period requested for such market stand-off will be determined by the Company and the representative(s) of any underwriters but will in no event exceed 180 days from the date of the final prospectus with respect to the applicable public offering. The Company may impose stop-transfer instructions during such stand-off period with respect to the securities of the Optionee subject to this restriction if necessary to enforce such restrictions. The underwriters in connection with any such public offering are intended third party beneficiaries of this Section 10 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11. Capital Structure Adjustments. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Stock Option and the purchase price of such shares in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised portion of this Stock Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume this Stock Option or to use substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such Stock Options would otherwise be cancelled in accordance with the foregoing, the Optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise this Stock Option without regard to any restrictions on exercisability. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator the determination of which shall be final, binding, and conclusive, provided that the Stock Option shall not be adjusted in a manner that causes it to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

12. No Transfer of Stock Option. Optionee may not transfer all or any part of the Stock Option except by will or the laws of descent and distribution, and the Stock Option shall not be exercisable during the lifetime of Optionee by any person other than Optionee.

13. Investment Representation. Optionee hereby represents and warrants to the Company that he is acquiring the Stock Option and the Common Stock thereto for his own account and not with a view to or for sale in connection with any distribution thereof. Optionee hereby further represents and warrants to, and agrees with, the Company that, if he exercises the Stock Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement covering the shares issuable upon exercise of the Stock Option and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, that Optionee may be required, as a condition of issuance of the shares of Common Stock of the Company covered by the Stock Option, to represent to the Company that the shares issued pursuant to the exercise of the Stock Option are being acquired for investment and without a view to distribution thereof; and that in such case the Company may place a legend on the certificate(s) evidencing the shares of the Common Stock of the Company issued upon exercise of the Stock Option reflecting the fact that the shares were acquired for investment and cannot be sold or transferred unless registered under said Act or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration. In addition, the Company may place a legend on the certificates evidencing the shares reflecting the fact that they are subject to restrictions on transfer under the terms of Section 6 hereof.

14. General Provisions.

14.1 Entire Agreement. The Plan and this Agreement contain the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

14.2 Governing Plan Document. The Stock Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Stock Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Stock Option and those of the Plan, the provisions of the Plan shall control.

14.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

14.4 Notices. Any notice given pursuant to this Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail, with return receipt requested, addressed as set forth by the party’s signature of this Agreement or at such other address as such party may designate in writing from time to time. Any notice given as provided in the preceding sentence shall be deemed delivered when given, if personally served, or ten (10) business days after mailing, if mailed.

14.5 Further Acts. Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

14.6 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.

14.7 Modification and Amendment. This Agreement may not be modified, extended, renewed or substituted without an amendment or other agreement in writing signed by the parties to this Agreement.

The Rubicon Project, Inc.

2007 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF STOCK OPTION

Name of Optionee:

Grant of Option

You have been granted an option to buy shares (the “Option Shares”) of Class A Common Stock of The Rubicon Project (the “Company”) as follows:

Stock Option Grant No.:	[ ]
Grant Date:	[ ]
Vesting Start Date:	[ ]
Option Price per Share:	[ ]
Option Shares:	[ ]
Termination Date:	[ ] (subject to the Option Agreement)
Type of Option	[ ] Incentive Stock Option (Employees only)
[ ] Non-Statutory Stock Option

Vesting Schedule

This option shall become exercisable on the following basis:

•	[ ] of the Option Shares (which is 25% of the total Option Shares) will become exercisable one year from the Vesting Start Date; and

•	The remaining [ ] Option Shares will become exercisable in 36 equal installments of [ ] shares each at the end of each calendar month thereafter,

subject in each case to continued Service to the Company.

Agreements

By your signature and the Company’s signature below, you and the Company agree that this option is granted under and governed by the terms of the Company’s 2007 Stock Incentive Plan (the “Plan”), and the Stock Option Agreement (the “Option Agreement”) which are attached hereto and incorporated herein by this reference. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Option Agreement, as the case may be.

You further acknowledge that your rights to any Option Shares will be earned only as you provide Service to the Company over time, that the grant of this option is not as consideration for Service you rendered to the Company prior to the Vesting Start Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or other Service relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

Except as otherwise set forth in the Option Agreement, this option may be exercised for three months after termination of your Service to the Company (but in no event later than the Termination Date). You are responsible for keeping track of these exercise periods following termination for any reason of your Service to the Company. The Company is not obligated to provide further notice of such periods.

The Option Price Per Share is intended to be at least equal to the fair market value of the Company’s Class A Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Option Price Per Share, the IRS could seek to impose greater taxes on you, including interest and penalties under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and you may want to consult your own tax adviser with any questions.

“COMPANY”	“OPTIONEE”

The Rubicon Project, Inc.

Craig Roah	Name
Chief Operating Officer

Signature

Address

Address

THE RUBICON PROJECT

2007 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement is made and entered into by and between The Rubicon Project, Inc. a Delaware corporation (“Company”), and the Optionee identified in the Notice of Grant of Stock Option (“Grant Notice”) which is attached hereto (“Optionee”).

1. Grant of Stock Option. Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee a stock option (the “Stock Option”) to purchase from the Company, at the Option Price Per Share set forth in the Grant Notice, the number of Option Shares set forth in the Grant Notice. This Option is intended to be an Incentive Option or a Non-Statutory Option as set forth on the Grant Notice. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Grant Notice.

2. Incentive Stock Option. If, and only to the extent, that this Stock Option is identified as an Incentive Stock Option on the Grant Notice, it is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) provided, however (a) this Stock Option shall cease to qualify as an Incentive Option under the Code to the extent it is exercised (i) more than 90 days after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22 (e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract; and (b) to the extent that the Stock Option (together with all other Company Incentive Options held by Optionee) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000, the portion of such options which exceeds such amount will be treated as Non-statutory Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code.

3. Administration. The Plan Administrator shall have authority to construe and interpret the Plan and this Agreement, to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan and this Agreement, and to make all of the determinations necessary or advisable for administration of the Plan and this Agreement. The interpretation and construction by the Plan Administrator of any provision of this Agreement, shall be final and binding upon all parties.

4. Term of Stock Option. Unless earlier exercised pursuant to Section 5 below or as otherwise set forth herein, the Stock Option shall terminate on, and shall not be exercisable after, the expiration of the earliest of (a) ten (10) years after the Grant Date set forth in the Grant Notice or, if earlier, the Termination Date set forth in the Grant Notice, (b) three (3) months after the date Optionee’s Service with the Company and its subsidiaries terminates, if such termination is for any reason other than permanent disability, death or cause, or (c) the date the Optionee’s Service with the Company and its subsidiaries terminates if such termination is for cause as determined by the Plan Administrator, in its sole discretion, or (d) one (l) year after the date Optionee’s Service with the Company and its subsidiaries terminates, if such termination is a result of death or permanent disability (as defined in the Plan). Furthermore, notwithstanding (a)

above, in the case of a Incentive Option granted at a time when Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term set forth in (a) above, shall not be more than five (5) years after the Grant Date set forth in the Grant Notice.

5. Exercise.

5.1 Exercisability. Subject to the terms and conditions of this Agreement, the Stock Option shall become exercisable at such time or times, during such period and for such number of Option Shares as is set forth in the Grant Notice; provided that the Stock Option may not be exercised at any one time with respect to less than one hundred Option Shares unless the number of Option Shares with respect to which the Stock Option is being so exercised is the total number of Option Shares with respect to which the Stock Option is exercisable at that time. During any post-Service exercise period, the Stock Option may not be exercised for more than the number of vested shares for which the Stock Option is exercisable on the date of the Optionee’s cessation of Service. The Stock Option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the Stock Option is not otherwise at that time exercisable for vested Option Shares. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Stock Option term, the Stock Option shall terminate and cease to be outstanding for any Option Shares for which the Stock Option has not been exercised.

5.2 Exercise Agreement. Optionee may exercise the Stock Option by delivering to the Company, either in person or by certified or registered mail, a duly executed exercise agreement in a form approved by the Company from time to time for such exercises, which shall contain, among other things, restrictions on transfer without the Company’s consent, rights of first refusal, securities laws provisions, voting provisions and market standoff provisions (the “Exercise Agreement”), and payment in full of the purchase price as provided in Section 5.3 of this Agreement. A copy of the Exercise Agreement will be provided by the Company to Optionee upon request, and no exercise of this Stock Option may be effected without the Optionee’s execution of such Exercise Agreement in the form approved by the Company and containing the provisions noted above.

5.3 Payment of Purchase Price. The purchase price for any Option Shares for which this Stock Option is exercised shall be paid in full at the time Optionee delivers to the Company the Exercise Agreement. Unless otherwise approved by the Plan Administrator in its sole discretion, the purchase price shall be paid in cash or certified check made payable to the Company. In addition to the purchase price, the Optionee shall pay the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of the Stock Option. The Company, in its sole discretion, may extend and maintain, or arrange for the extension and maintenance of, credit to Optionee to finance payment of the purchase price on such terms as may be approved by the Plan Administrator.

5.4 Change in Control. In the event of a Change in Control, as determined by the Plan Administrator in its sole discretion (and subject to the agreement of the acquiring entity): (1) the Stock Option may be continued (if the Company is the surviving entity); (2) the Stock Option may be assumed by the successor entity or parent thereof, (3) the successor entity or parent thereof may substitute a Stock Option with substantially similar terms; (4) an appropriate substitution of cash or other securities or property may be made for the Option Shares issuable upon exercise hereof based on the Fair Market Value of the Option Shares at the time of the Change in Control minus the Purchase Price Per Share; (6) vesting of the Stock Option may be accelerated, such that it is exercisable for all of the Option Shares upon the Change in Control; (7) the Stock Option may be cancelled as to any unvested portion thereof and/or (8) the Stock Option may expire on such Change in Control on such conditions as the Plan Administrator may determine in its sole discretion. Subject to the foregoing, to the extent that the applicable agreement or plan relating to the Change in Control specifies the treatment of the Stock Option, the Stock Option shall be treated as so provided.

6. Issuance of and Restrictions on Shares. Promptly after the Company’s receipt of the Exercise Agreement and Optionee’s payment in full of the purchase price, the Company shall deliver, or cause to be delivered to Optionee, certificates for the whole number of shares with respect to which the Stock Option is being exercised by Optionee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Optionee to take any action prior to issuance to Optionee of Option Shares, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be adjourned until the completion of such action and/or such listing.

7. Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of any portion of the Stock Option.

8. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to any Option Shares until such shares are issued by the Company. No adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 10 below.

9. “Market Stand-Off” Restrictions. In connection with any underwritten public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, including the Company’s initial public offering, upon the request of the Company or the underwriters managing such offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares without the prior written consent of the Company or its underwriters for such period of time after the effective date of the registration as is requested by the Company or the underwriters; provided that such period shall not exceed 180 days (or such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules). In order to enforce such restrictions the Company may impose stop-transfer instructions with respect to Option Shares issued upon exercise hereof until the end of the applicable period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 9. This Section 9 shall not apply to Shares included in the registration under the Securities Act for such offering. Optionee will enter into any agreement reasonably required by the underwriters to implement the foregoing.

10. Capital Structure Adjustments. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Stock Option and the purchase price of such shares in the event of a stock dividend (but only on Class A Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised portion of this Stock Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume this Stock Option or to use substitute options in place thereof, or unless the Plan Administrator or the agreement or plan relating to such transaction provides otherwise. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator the determination of which shall be final, binding, and conclusive.

11. No Transfer of Stock Option. Optionee may not transfer all or any part of the Stock Option except by will or the laws of descent and distribution, and the Stock Option shall not be exercisable during the lifetime of Optionee by any person other than Optionee.

12. Investment Representation. Optionee hereby represents and warrants to the Company that he is acquiring the Stock Option and the Class A Common Stock thereto for his or her own account and not with a view to or for sale in connection with any distribution thereof. Optionee hereby further represents and warrants to, and agrees with, the Company that, if he or she exercises the Stock Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement covering the shares issuable upon exercise of the Stock Option and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, that Optionee may be required, as a condition of issuance of the Option Shares, to represent to the Company that the Option Shares issued pursuant to the exercise of the Stock Option are being acquired for investment and without a view to distribution thereof; and that in such case the Company may place a legend on the certificate(s) evidencing the shares of the Class A Common Stock of the Company issued upon exercise of the Stock Option reflecting the fact that the shares were acquired for investment and cannot be sold or transferred unless registered under said Act or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

13. General Provisions.

13.1 Legends. The Company may place such legends as it deems necessary, desirable or appropriate on any stock certificate evidencing the Option Shares.

13.2 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Stock Option and the issuance of Option Shares upon exercise hereof shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Stock Option may not be exercised if the issuance of Option Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Company’s stock may then be listed. In addition, the Stock Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Stock Option be in effect with respect to the shares issuable upon exercise of the Stock Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Stock Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE STOCK OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE STOCK OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The

inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Stock Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.3 Tax Consequences. The Company has not provided any tax advice with respect to this Stock Option or the disposition of the Option Shares. Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Stock Option (each, a “Trigger Event”) and on any subsequent sale or disposition of the Stock Option Shares, and the taxation indemnity provisions below. The Option Price Per Share of the Stock Option is intended to be at least equal to the fair market value of the Company’s Class A Common Stock at the Grant Date. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Option Price Per Share Price, the IRS could seek to impose greater taxes on Optionee, including interest and penalties under Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and Optionee may want to consult Optionee’s own tax adviser with any questions. To the extent permitted by law, Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Optionee’s country or citizenship and/or residence to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares. The Company shall not be obliged to allot and issue any of the Option Shares or any interest in the Option Shares unless and until Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Option Tax Liability”), or Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from Optionee within such period as the Company may then determine.

13.4 Tax Withholding. Whenever Option Shares are to be issued hereunder, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of Option Shares. Whenever, payments of cash are to be made in cash by the Company in lieu of any issuance of Option Shares (if any), such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements

13.5 Dispositions and Disqualifying Dispositions. Optionee shall dispose of the Option Shares acquired pursuant to the exercise of this Stock Option only in accordance with the provisions of this Option Agreement or any other agreement among the Company and Optionee (including any exercise notice). In addition, if the Grant Notice designates this Stock Option as an Incentive Option, the Optionee shall (a) promptly notify the Chief Financial Officer of the Company, or equivalent officer, if the Optionee disposes of any of the shares acquired pursuant to the Stock Option within one year after the date the Optionee exercises all or part of the Option or within two years after the Grant Date and (b) provide the Company with a description of the circumstances of such disposition. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

13.6 No Retention Rights. Nothing in this Stock Option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

13.7 Proprietary Information. Optionee agrees that all financial and other information relating to the Company furnished to Optionee pursuant to the Plan or otherwise in Optionee’s capacity as such constitutes “Proprietary Information” of the Company. Optionee further agrees to hold in confidence and not disclose or, except within the scope of Optionee’s Service, use any Proprietary Information. Optionee shall not be obligated under this paragraph with respect to information Optionee can document is or becomes readily publicly available without restriction through no fault of Optionee. Upon termination of Optionee’s employment, Optionee shall promptly return to Company all items containing or embodying Proprietary Information (including all copies).

13.8 No Other Equity Commitments. Optionee acknowledges that the grant of the Stock Options pursuant to this Option Agreement (together with any other equity grants made on the date hereof, in any) satisfies all outstanding commitments, agreements and understandings between the Company and the Optionee with respect to the grant or issue of any stock, options or other Company equity or securities as of the date hereof.

13.9 Entire Agreement. The Plan, the Grant Notice and this Agreement contain the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement. Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.

13.10 Governing Plan Document. The Stock Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Stock Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

13.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

13.12 Certain Information. To facilitate the administration of the Stock Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Optionee and to transfer this data to certain third parties such as brokers with whom Optionee may elect to deposit any share capital under the Plan. Optionee consents to the Company (or its payroll administrators) collecting, holding and processing Optionee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

13.13 Notices. Any notice required or permitted to be delivered under this Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, (iii) the business day following deposit with a reputable overnight courier, or (iv) five days after deposit in the U.S. mail, First Class with postage prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

13.13 Further Acts. Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

13.14 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

THE RUBICON PROJECT, INC.

2007 STOCK INCENTIVE PLAN

EXERCISE NOTICE AND AGREEMENT

Name of Purchaser (the “Purchaser”):

Grant Date of Option Being Exercised:

Number of Shares Being Purchased:

Purchase Price Per Share:

Total Purchase Price:

To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning given to them in The Rubicon Project, Inc. (the “Company”) 2007 Stock Incentive Plan (the “Plan”) or the applicable Notice of Stock Option Grant and Stock Option Agreement (the “Option Agreement”).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase the number of shares of the Company’s Class A Common Stock set forth above (the “Shares”) under and pursuant to the Plan and the above-referenced Option Agreement for the price(s) set forth above.

2. Representations of Purchaser. In connection with the purchase of the Shares, Purchaser represents to the Company and agrees as follows:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser acknowledges and understands that the Share must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser understands and acknowledges that an investment in the Shares involves an extremely high degree of risk and may result in a complete loss of Purchaser’s investment. Purchaser is aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares, including that the Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans; and (iv) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

(e) Purchaser understands that he or she may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

(f) Purchaser understands that the Purchase Price per Share for the Shares is intended to be at least equal to the fair market value of the Company’s Class A Common Stock at the Grant Date and that the Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. Purchaser understands that if the IRS does not agree and asserts that the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Purchaser, including interest and penalties under Internal Revenue Code Section 409A.

3. Limitations on Transfer. Purchaser shall not sell, assign, encumber or dispose of any interest in the Shares except in compliance with applicable securities laws and the provisions in this Section 3.

(a) Consent to Transfer. Purchaser shall not sell, assign, encumber or dispose of any interest in the Shares without the prior written consent of the Company, which may be withheld in the Company’s sole discretion, prior to the earliest of (i) a Change in Control; (ii) the Company’s first sale of its Common Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”); or (iii) seven years following the date hereof.

(b) Right of Repurchase. The Company shall have the right, but not the obligation, exercisable upon written notice to Purchaser during the 90 days after the termination of Purchaser’s Service for any reason or after exercise of the Option if the Option is exercised after termination of Purchaser’s Continuous Service Status for any reason, to repurchase the Shares at a price equal to the then current fair market value per Share.

(c) Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), whether because the Company has consented to the transfer thereof pursuant to Section 3(a) or otherwise, the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(c) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. If requested by the Company, the Proposed Transferee shall acknowledge the Notice as a bona fide offer in writing. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase any the Shares proposed to be transferred at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(c) shall be the Offered Price. If the Offered Price includes consideration other than cash, the Board of Directors of the Company in good faith shall determine the cash equivalent value of the non-cash consideration.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(c), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Notwithstanding the foregoing, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(c). “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or other person approved by the Company as Immediate Family. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(d) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(c)(vi) above) of all or a portion of the Shares by the record holder thereto the Company shall have an option to purchase the Shares transferred at the greater of the purchase price paid by Purchaser for the Shares pursuant to this Agreement (as adjusted for any stock splits, stock dividends and the like) or the fair market value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice of such transfer.

(ii) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to Sections 3(b) or 3(d)(i), the fair market value per Share shall be a price set by the Board of Directors of the Company in good faith using a reasonable valuation method (and any valuation method used by the Company for purposes compliance with Section 409A of the Code shall be deemed reasonable). The Company shall notify Purchaser or his or her executor of the price so determined as soon as reasonably practicable after receipt by it of written notice of the transfer or proposed transfer of Shares.

(e) Assignment. The right of the Company to purchase any part of the Shares hereunder may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

(f) Restrictions Binding: on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(g) Termination of Rights. The right of first refusal and other rights granted the Company under this Section 3 shall terminate upon the Company’s first sale of its Common Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

4. Approved Sale Transactions. In the event that a Change in Control is approved by the Company’s Board of Directors and the holders of a majority of the Company’s voting stock (making such proposed transaction an “Approved Sale”), Purchaser agrees to take the actions set forth in Sections 4(a)-(d) below. In addition to any other restrictions set forth herein, any transfer of the Shares shall be conditioned upon the transferee agreeing in writing, on a form prescribed by the Company, to be bound by all provisions of this Agreement.

(a) If the Approved Sale requires stockholder approval, the Purchaser shall vote the Shares (in person, by proxy or by action by written consent, as applicable) in favor of, and adopt, such Approved Sale, and will vote the Shares in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company or its stockholders to consummate such Approved Sale.

(b) If the Approved Sale requires the sale of Shares by Purchaser, Purchaser shall sell the Shares, in the same proportion and on the terms and conditions approved by the Board of Directors and stockholders as set forth above.

(c) Purchaser agrees to execute and deliver all reasonably required documentation and take such other action as is reasonably requested in order to carry out the Approved Sale, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement or similar or related agreement or document.

(d) Purchaser further agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Approved Sale.

5. “Market Stand-Off” Restrictions. In connection with any underwritten public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, including the Company’s initial public offering, upon the request of the Company or the underwriters managing such offering, the Purchaser shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Shares without the prior written consent of the Company or its underwriters for such period of time after the effective date of the registration as is requested by the Company or the underwriters; provided that such period shall not exceed 180 days (or such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules). In order to enforce such restrictions, the Company may impose stop-transfer instructions with respect to the Shares issued hereunder until the end of the applicable period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 5. This Section 5 shall not apply to Shares included in the registration under the Securities Act for such offering. Purchaser will enter into any agreement reasonably required by the underwriters to implement the foregoing.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED UNLESS EFFECTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNDER ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933 (AS TO WHICH AVAILABILITY THE COMPANY MAY REQUIRE THE SELLER/TRANSFEROR TO PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(ii) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

(iii) THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL AND OTHER RIGHTS AND RESTRICTIONS UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT(S) TO THE HOLDER HEREOF WITHOUT CHARGE.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Dispositions and Disqualifying Dispositions. Purchaser shall dispose of the Shares acquired pursuant hereto only in accordance with the provisions of this Agreement or any other agreement among the Company and Purchaser. In addition, if the Grant Notice designated this Stock Option as an Incentive Stock Option, the Purchaser shall (a) promptly notify the Chief

Financial Officer of the Company, or equivalent officer, if the Purchaser disposes of any of the shares acquired pursuant to the Stock Option within one year after the date the Purchaser exercises all or part of the Option or within two years after the Grant Date and (b) provide the Company with a description of the circumstances of such disposition. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Purchaser to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

8. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment, consulting or other relationship, for any reason, with or without cause.

9. Tax Consequences. Purchaser should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares (each, a “Trigger Event”). Participant should also take advice in respect of the taxation indemnity provisions under Section 10 below.

10. Purchaser’s Taxation Indemnity.

(a) To the fullest extent permitted by law, Purchaser hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Purchaser’s country or citizenship and/or residence to the extent arising from a Trigger Event.

(b) The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Purchaser has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Shares Tax Liability”), or Purchaser has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Shares Tax Liability will be recovered from Purchaser within such period as the Company may then determine.

11. Other Agreements. If Purchaser holds more than 1% of the Company’s capital stock, upon request of the Company, Purchaser shall be bound by the Voting Agreement and/or Right of First Refusal and Co-Sale Agreement by and among the Company and certain of its investors and stockholders, and Purchaser shall execute such agreements as may be requested by the Company in connection therewith.

12. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

(d) Construction. This Agreement shall be deemed to be the product of each of the parties hereto, and no ambiguity shall be construed in favor of or against anyone of the parties hereto. Section headings and titles are included herein for convenience only and shall not affect the meaning hereof.

(e) Notices. Any notice required or permitted to be delivered under this Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, (iii) the business day following deposit with a reputable overnight courier, or (iv) five days after deposit in the U.S. mail, First Class with postage prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, a spin-off, a stock split, a recapitalization or a similar transaction affecting the Company’s Class A Common Stock without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares or into which such Shares thereby become convertible shall immediately be subject to the terms hereof to the same extent as the initial Shares.

(h) Transferee Obligations. Each person (other than the Company) to whom any Shares are transferred as permitted hereunder must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company, in form satisfactory to the Company, that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to the transfer restrictions, right of first refusal, repurchase rights, market standoff and other provisions set forth above to the same extent such Shares would be so subject if retained by the Purchaser.

(i) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

IN WITNESS WHEREOF, the Purchaser has executed this Exercise Notice and Stock Purchase Agreement as of the date set forth below.

Name:

Signature:

Address:

Social Security Number:

Date:

Spousal Consent (if applicable)

I,                                         , spouse of the above-referenced Purchaser, have read and hereby approve the foregoing terms. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Name of Spouse:

Signature:

THE RUBICON PROJECT, INC.

2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(Service-Based Vesting)

This Restricted Stock Agreement consisting of the Notice of Grant immediately below (the “Notice of Grant”) and the accompanying Restricted Stock Agreement (the “Restricted Stock Agreement” and together with the Notice of Grant, the “Agreement”) is made as of the Issuance Date set forth in below between The Rubicon Project, Inc. (the “Company”) and the undersigned individual (the “Participant”). Unless otherwise defined herein, the terms defined in the 2007 Stock Incentive Plan, as amended (the “Plan”) shall have the same defined meanings in this Agreement.

NOTICE OF GRANT

The Company hereby grants to Participant an award of shares of Class A Common Stock (“Common Stock”) subject to vesting as set forth below (“Restricted Stock”) under the Stock Issuance Program, subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant Name:

Issuance Date:

Vesting Commencement Date:

Number of Shares of Restricted Stock:

Vesting Schedule:

[Confirm following vesting terms]For purposes of this Notice, “Vesting Date” means each May 15 and November 15; and a complete calendar month will begin on the first day of each calendar month and end on the last day of that calendar month. Subject to the Agreement and any Separate Agreement (as defined below), and subject to any acceleration provisions in the Plan (including as provided in Section 13 of the Restricted Stock Agreement):

(i) on the Vesting Date that is on or following the first anniversary of the Vesting Commencement Date (the “First Vesting Date”), there shall vest a number of shares of Restricted Stock equal to the sum of (A) 25% of the total number of shares of Restricted Stock and (B) a number of shares of Restricted Stock equal to the product of 2.0833% of the total number of shares of Restricted Stock and the number of complete calendar months, if any, elapsed during the period beginning on the first anniversary of the Vesting Commencement Date and ending on the First Vesting Date;

(ii) on each of the six Vesting Dates next succeeding the First Vesting Date, there shall vest an additional number of shares of Restricted Stock equal to 12.5% of the total number of shares of Restricted Stock, except that the number of shares of Restricted Stock vesting on the last of such six succeeding Vesting Dates will be less than 12.5% of the total number of shares of Restricted Stock if and to the extent that the number of shares of Restricted Stock vesting on the First Vesting Date exceeded 25% of the total number of shares of Restricted Stock;

(iii) except as provided in Section 7 of the Restricted Stock Agreement in connection with a termination of Service without Cause or due to death or disability, no shares of Restricted Stock will vest before the First Vesting Date, and vesting of Restricted Stock will occur only on Vesting Dates, without any ratable vesting for periods of time between Vesting Dates;

(iv) if a Liquidity Event has not occurred as of a Vesting Date, then the vesting that would have occurred on that Vesting Date will not occur unless and until a Liquidity Event occurs before the Restricted Stock is otherwise forfeited, and for this purpose, “Liquidity Event” means the earlier of: (i) the date immediately prior to a date of the occurrence of a Change in Control, subject to the consummation of such Change in Control, or (ii) the expiration of the lock-up period set forth in Section 5 of the Restricted Stock Agreement following the Company’s initial public offering; and

(v) the Restricted Stock described in this Notice of Grant shall automatically be forfeited in its entirety, without any cost to or action by the Company, on the fourth anniversary of the Issuance Date if there has not then occurred either: (i) a Change in Control or (ii) the first sale of Common Stock by the Company or its successor to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

Subject to the provisions of Section 7 of the Restricted Stock Agreement, if Participant ceases to remain in Service for any or no reason before Participant vests in the Restricted Stock (including, for avoidance of doubt, if Participant ceases to remain in Service prior to a Liquidity Event), all unvested Restricted Stock will be forfeited and automatically reacquired by the Company. However, notwithstanding anything herein to the contrary, the vesting of the Restricted Stock shall be subject to any vesting acceleration provisions applicable to these shares of Restricted Stock contained in the Plan and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between Participant and the Company or any Parent or Subsidiary (such agreement, a “Separate Agreement”). Furthermore, under all circumstances, the vesting of Restricted Stock shall be subject to the satisfaction of Participant’s obligations as set forth in Section 14(b).

Participant acknowledges and agrees that Participant has no legal rights to the receipt of any other compensatory stock awards of the Company or any changes to the terms and conditions of any outstanding compensatory stock awards of the Company granted to Participant, including but not limited to this grant of Restricted Stock, and hereby waives and releases any rights and claims which the Participant believes that he or she may have with respect to the grant of any stock option or other compensatory stock award of the Company or related to any changes in the exercise price or other terms and conditions of any previously granted or currently outstanding stock options or other compensatory stock awards. Participant further acknowledges that by signing this Agreement, Participant is expressly waiving the provisions of California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” [Include to address changes in previously granted option awards.]

Participant acknowledges receipt of a copy of the Plan and represents that Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands this Agreement and the Plan. Participant further acknowledges that this Agreement and the Plan (including any exhibits to each document) and any Separate Agreement (if applicable) set forth the entire understanding between Participant and the Company regarding the Shares subject to this Agreement and supersede all prior oral and written agreements with respect thereto, including, but not limited to, any other agreement or understanding between Participant and the Company relating to Participant’s continuous Service and any termination thereof, compensation, or rights, claims or interests in or to the Shares.

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PARTICIPANT:	THE RUBICON PROJECT, INC.:

Signature	By

Print Name	Name

Title

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RESTRICTED STOCK AGREEMENT

1. Grant of Restricted Stock. The Company hereby grants to the Participant named in the Notice of Grant under the Stock Issuance Program an award of Restricted Stock, subject to all of the terms and conditions in this Agreement, the Plan, and any Separate Agreement (if applicable), all of which is incorporated herein by reference. While no shares of Restricted Stock other than those described in the Notice of Grant are promised, this Agreement may also be used to govern any subsequent shares of Restricted Stock that may be awarded to Participant pursuant to an award document that references and incorporates this Agreement and sets forth the number of shares of Restricted Stock awarded, the schedule and any other conditions for vesting thereof, and such other terms and conditions as the Company may determine. The Notice of Grant and any other award document reflecting an award of shares of Restricted Stock under this Agreement, as described in the immediately preceding sentence, are each referred to in this Agreement as a “Notice of Grant.” Restricted Stock issued pursuant to a Notice of Grant and this Restricted Stock Agreement are referred to in this Agreement as “Restricted Stock.”

2. Company’s Issuance of Common Stock. As of the Issuance Date set forth in a Notice of Grant, the Company issues to you the number of shares of Common Stock as set forth in that Notice of Grant subject to the vesting requirements set forth in that Notice of Grant (each, a “Share” and collectively, the “Shares”). All shares of Restricted Stock issued hereunder shall be held in escrow by an authorized officer of the Company in accordance with the terms of the Joint Escrow Instructions attached hereto as Exhibit A. Participant will have no right to the release of any Shares from the escrow created by the Joint Escrow Instructions (the “Escrow”) unless and until the Shares have vested in the manner set forth in Section 4 and the restrictions in Sections 16 and 17 shall have lapsed.

3. Participant Representations.

(a) Participant acknowledges that (i) Participant was and is free to use professional advisors of Participant’s choice in connection with this Agreement and any grant of Restricted Stock, that Participant understands this Agreement and the meaning and consequences of receiving a grant of Restricted Stock and unrestricted Shares released from the Escrow upon vesting of such Restricted Stock, and is entering into this Agreement freely and without coercion or duress; and (ii) Participant has not received and is not relying, and will not rely, upon any advice, representations or assurances made by or on behalf of the Company or any of its affiliates or any employee of or counsel to the Company or any of its affiliates regarding any tax or other effects or implications of receiving a grant of Restricted Stock or the holding of Shares or other matters contemplated by this Agreement.

(b) (i) Participant is aware of the Company’s business affairs and financial condition and understands that an investment in the Shares involves a high degree of risk. Participant is aware of the lack of liquidity of the Shares and the restrictions on transferability on the Restricted Stock and the Shares, whether vested or unvested, including that Participant may not be able to sell or dispose of them or use them as collateral for loans.

(ii) Participant is acquiring the Restricted Stock as Shares issued for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or under any applicable provision of state law. Participant does not have any present intention to transfer Shares to any person or entity. Participant understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, and that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares.

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(c) Participant acknowledges and understands that on the Issuance Date there is not in effect under the Securities Act a registration statement covering the Shares issued, and there is no prospectus meeting the requirements of Section 10(a)(3) of the Securities Act. Accordingly, Participant agrees that Participant shall (i) deliver to the Company Participant’s Investment Representation Statement in the form attached hereto as Exhibit B; and/or (ii) make appropriate representations in a form satisfactory to the Company that such Shares will not be sold other than (A) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements of such Act; (B) in compliance with all applicable state securities laws and regulations; and (C) in compliance with all terms and conditions of the Plan, this Agreement, and any other written agreement between Participant and the Company or any of its affiliates.

4. Vesting Schedule. Except as provided in Section 6, and subject to Section 7, the Restricted Stock will vest in accordance with the vesting schedule set forth in the Notice of Grant.

5. Lock-Up. In connection with any underwritten public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, upon the request of the Company or the underwriters managing such offering, during the Lock-up Period (as defined below) Participant shall not, without the prior written consent of the Company or its underwriters, directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares or other securities into which the Shares may be converted or that are issued in respect of the Shares (other than those included in the registration). For this purpose, the “Lock-up Period” means such period of time after the effective date of the registration as is requested by the Company or the underwriters; provided that such period shall not exceed 180 days (or such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules). The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 5, and Participant shall execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required or reasonably requested by the Company or the underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees, and will cause any transferee to agree, that any transferee of the award of Restricted Stock or Shares acquired pursuant to the award of Restricted Stock shall be bound by this Section 5.

6. Release from Escrow after Vesting. Subject to Section 9, any restrictions that lapse with respect to shares of Restricted Stock upon vesting will lapse with respect to whole Shares.

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It is the intent of this Agreement that the issuance of Restricted Shares be exempt from the requirements of Section 409A pursuant to the regulations promulgated so that none of the Shares granted under the award of Restricted Stock will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

7. Forfeiture Upon Termination of Service. Except as otherwise provided in the vesting schedule set forth in the Notice of Grant or in a Separate Agreement, but notwithstanding any contrary provision of this Agreement, if Participant ceases to remain in Service for any reason other than due to a termination of Service by the Company without Cause or due to death or disability, in either case on or after the first vesting date for Shares of Restricted Stock, the then-unvested Shares of Restricted Stock will thereupon be forfeited and automatically reacquired by the Company at no cost to the Company and Participant will have no further rights with respect to such forfeited Shares. Upon a termination of Service by the Company without Cause or due to death or disability, in either case on or after the first vesting date for Shares of Restricted Stock, Participant shall become vested in a number of additional Shares of Restricted Stock that shall become vested as of the date of such termination of Service equal to the product obtained by multiplying the number of shares scheduled to vest on the scheduled vesting date next succeeding the date of termination of Service and a fraction, the numerator of which is the number of months from the vesting date immediately preceding the date of termination of Service to the date of termination of Service, and the denominator of which is the number of months from the vesting date immediately preceding the date of termination of Service to the scheduled vesting date next following the date of termination of Service. For these purposes, a month means the period from the date of one calendar month to the same date the next calendar month (e.g. from May 15 to June 15), or the last day of the next calendar month if the date is the 29th, 30th, or 31st and the next calendar month does not have at least 29, 30 or 31 days, as the case may be. Any Shares of Restricted Stock remaining unvested after such pro rata acceleration of vesting shall be forfeited and automatically reacquired by the Company at no cost to the Company and Participant will have no further rights with respect to such forfeited Shares. “Cause” shall mean a Participant’s (i) insubordination, (ii) failure to perform duties in a manner satisfactory to the Board or a Committee of the Board, (iii) dishonesty, (iv) fraud, (v) moral turpitude, (vi) willful misconduct, or (vii) willful failure or refusal to attempt in good faith to perform his or her duties or responsibilities for any reason other than illness or incapacity, in each case as determined by the Board or a Committee of the Board in its sole discretion.

8. Death of Participant. Any distribution or delivery of Shares to be made to Participant under this Agreement (including the Joint Escrow Instructions) will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer, and (c) the agreement contemplated by Section 16(c).

9. Tax Consequences, Withholding, and Liability.

(a) Participant understands that Participant may suffer adverse tax consequences as a result of the grant or vesting of the Restricted Stock and issuance and/or disposition of the Shares. Neither the Company nor any of its employees, counsel or agents has provided to Participant, and Participant has not relied upon from the Company nor any of its employees, counsel or agents, any written or oral advice or representation regarding the U.S. federal, state, local and foreign tax

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consequences of the receipt, ownership and vesting of the Restricted Stock, the issuance of Shares pursuant to the grant of Restricted Stock, the other transactions contemplated by this Agreement, or the value of the Company or the Restricted Stock at any time. With respect to such matters, Participant relies solely on Participant’s own advisors.

(b) Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the receipt, ownership and vesting of the Restricted Stock, the issuance of Shares pursuant to the award of Restricted Stock, or the other transactions contemplated by this Agreement. Pursuant to such procedures as the Plan Administrator may specify from time to time, the Company shall satisfy its obligations to pay withholding taxes or other tax deposits in connection with the receipt, ownership and/or vesting of the Restricted Stock, the issuance of Shares pursuant to the award of Restricted Stock, or the other transactions contemplated by this Agreement in the minimum amount required to satisfy such obligations in accordance with applicable law or regulation (the “Tax Obligations”). If amounts paid by the Company in respect of Tax Obligations are less than Participant’s tax obligations, Participant is solely responsible for any additional taxes due. If amounts paid by the Company in respect of Tax Obligations exceed Participant’s tax obligations, Participant’s sole recourse will be against the relevant taxing authorities, and the Company and its affiliates will have no obligation to issue additional shares or pay cash to Participant in respect thereof. Participant is responsible for determining Participant’s actual income tax liabilities and making appropriate payments to the relevant taxing authorities to fulfill Participant’s tax obligations and avoid interest and penalties.

(c) Payment by the Company of the Tax Obligations will result in a commensurate obligation of Participant to pay, or cause to be paid, to the Company or its affiliate the amount of Tax Obligations so paid, and the Escrow Agent shall not be required to release any of the affected Shares from the Escrow and the Company shall not be obligated to deliver any pecuniary interest in the affected Shares to the Participant unless and until Participant has satisfied this obligation. The Plan Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy the Tax Obligations, in whole or in part (without limitation) by any of the following means or any combination of two or more of the following means: (i) paying cash, (ii) having the Escrow Agent deliver to the Company Shares otherwise deliverable to Participant having a Fair Market Value equal to the amount of such Tax Obligations, (iii) having the Company withhold the amount of such Tax Obligations from Participant’s paycheck(s), (iv) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax Obligations, or (v) selling such number of such Shares otherwise deliverable to Participant having an aggregate Fair Market Value equal to the amount of the Tax Obligations through such means as the Company may determine in its sole discretion (whether through a broker or otherwise). To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to cause Participant to satisfy any or all Tax Obligations by having the Escrow Agent deliver to the Company Shares otherwise deliverable to Participant having an aggregate Fair Market Value equal to the amount of such Tax Obligations. If, at the time Shares are to be issued, those Shares are not freely tradeable on a national securities exchange or market system (and for this purpose, a blackout pursuant to the Company’s insider trading policy will not be considered to render the Shares not freely tradeable), Participant may in Participant’s sole discretion satisfy the Tax Obligations by electing to have the Escrow Agent deliver to the Company such number of Shares otherwise deliverable to Participant, and/or by surrendering such number of Shares already delivered to Participant, having an aggregate Fair Market Value equal to the amount of such Tax Obligations.

(d) Under Section 83(a) of the Code, Participant will generally be taxed on the shares of Restricted Stock subject to this award on the date(s) such shares of Restricted Stock vest and the forfeiture restrictions lapse, based on their Fair Market Value on such date, at ordinary income rates subject to payroll and withholding tax and tax reporting, as applicable. Under Section 83(b) of the Code,

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Participant may elect to be taxed on the shares of Restricted Stock on the Issuance Date, based upon their Fair Market Value on such date, at ordinary income rates subject to payroll and withholding tax and tax reporting, as applicable. If Participant elects to accelerate the date on which Participant is taxed on the shares of Restricted Stock under Section 83(b), an election (an “83(b) Election”) to such effect must be filed with the Internal Revenue Service within 30 days from the Issuance Date and applicable withholding taxes must be paid to the Company at that time. The foregoing is only a summary of the federal income tax laws that apply to the shares of Restricted Stock under this Agreement and does not purport to be complete. The actual tax consequences of receiving or disposing of the shares of Restricted Stock are complicated and depend, in part, on Participant’s specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. THEREFORE, PARTICIPANT SHOULD SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE FEDERAL TAX LAW AND THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH PARTICIPANT IS SUBJECT. By receiving this grant of Restricted Stock, Participant acknowledges and agrees that Participant has either consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of Participant’s specific situation or has had the opportunity to consult with such a tax advisor and has chosen not to do so. If Participant determines to make an 83(b) Election, it is Participant’s responsibility to file such an election with the Internal Revenue Service within the 30-day period after the Issuance Date, to deliver to the Company a signed copy of the 83(b) Election, to file an additional copy of such election form with Participant’s federal income tax return for the calendar year in which the Issuance Date occurs, and to pay applicable withholding taxes to the Company at the time that the 83(b) Election is filed with the Internal Revenue Service.

10. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares have been issued and recorded on the records of the Company or its transfer agents or registrars. No adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date Shares are issued, except as provided in Section 12. After such issuance and recordation, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. Any dividends or distributions payable with respect to unvested Restricted Stock will be subject to the same restrictions as the shares of Common Stock underlying the Restricted Stock with respect to which they are paid and shall be held in escrow by an authorized officer of the Company in accordance with the terms of the Joint Escrow Instructions attached hereto as Exhibit A.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO PROVIDE SERVICE AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT TO PROVIDE SERVICES FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S SERVICE AT ANY TIME, FOR ANY REASON OR NO REASON, WITH OR WITHOUT NOTICE, AND WITH OR WITHOUT CAUSE.

12. Capital Structure Adjustments. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of Shares (or any other securities or other property as to which the Shares may be exchanged for, converted into, or otherwise transferred) subject to the award of Restricted Stock in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company that directly affects the class of shares to which such Shares belong.

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13. Change in Control.

(a) Plan Provisions. For purposes of this award of Restricted Stock, Article III, Section 3 of the Plan is hereby replaced in its entirety to read as follows:

“1. The Restricted Stock outstanding at the time of a Change in Control shall immediately vest in full, in the event of any Change in Control, except to the extent (i) such shares of Restricted Stock are assumed by or substituted for a new award by the successor corporation (or parent thereof) with terms substantially similar to the replaced shares of Restricted Stock or otherwise are continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) otherwise provided in this Agreement or any Separate Agreement.

2. The Plan Administrator shall have the discretionary authority to structure the shares of Restricted Stock subject to this Agreement to automatically vest in whole or in part upon the occurrence of a Change in Control.

3. The Plan Administrator shall also have the discretionary authority to structure the shares of Restricted Stock subject to this Agreement to automatically vest in whole or in part, upon the Involuntary Termination of Participant’s Service within a designated period (not to exceed 18 months) following the effective date of any Change in Control in which these shares of Restricted Stock do not otherwise vest.”

(b) Treatment of Restricted Stock. In the event of a Change in Control, in the Company’s discretion, (i) the shares of Restricted Stock may be continued (if the Company is the surviving entity); (ii) the shares of Restricted Stock may be assumed by the successor entity or parent thereof; (iii) the successor entity or parent thereof may substitute the shares of Restricted Stock with substantially similar terms; (iv) an appropriate substitution of cash or other securities or property may be made for the shares of Restricted Stock based on the Fair Market Value of the Shares issuable upon vesting of the Restricted Stock at the time of the Change in Control; and/or (v) vesting of the Restricted Stock may be accelerated upon the Change in Control.

14. Additional Conditions to Issuance of Stock.

(a) Legal and Regulatory Compliance. The issuance of Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. If the Company determines that the issuance of any Shares will violate federal securities laws or other applicable laws or regulations or the requirements of any exchange or market system upon which the Shares are listed, the Company may defer issuance until the earliest date at which the Company reasonably anticipates that the issuance of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority, but the inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any,

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deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of Shares, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(b) Obligations to the Company. As a condition to issuance of any shares of Restricted Stock, Participant must enter into the Company’s Intellectual Property Assignment and Confidential Information Agreement, or a similar or successor agreement for the protection of the Company’s intellectual property and confidential information, in form specified by the Company (the “Proprietary Interests Agreement”), if the Participant has not already done so, and Participant’s receipt of any Shares released from the Escrow will constitute Participant’s agreement to the Proprietary Interests Agreement. If Participant breaches in any material respect the Proprietary Interests Agreement or any other contract between Participant and the Company, or Participant’s common law duty of confidentiality or trade secret protection, the Company may suspend any vesting of any Restricted Stock pending Participant’s cure of such breach.

15. Handling of Shares; Restrictive Legends and Stop-Transfer Orders.

(a) Certificates or Book Entries. The Company may in its discretion issue physical certificates representing Shares, or cause the Shares to be recorded in book entry or other electronic form and reflected in records maintained by or for the Company. The Secretary of the Company, or such other escrow holder as the Secretary may appoint, shall retain physical custody of any certificate representing Shares that are subject to restrictions on transfer or rights of first refusal under Section 16 or Section 17 of this Agreement.

(b) Legends. Each certificate or data base entry representing any Shares may be endorsed with legends substantially as set forth below, as well as such other legends as the Company may deem appropriate to comply with applicable laws and regulations:

THE SECURITIES REPRESENTED HEREBY (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF; AND (B) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO

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RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND RESTRICTIONS ON TRANSFER SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH REQUIREMENTS AND RESTRICTIONS IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) ARE BINDING ON THE TRANSFEREES OF THESE SHARES.

(c) Stop-Transfer Notices. In order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(d) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or any other agreement to which the Shares are subject or any laws governing the Shares or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

16. Restrictions on Transfer.

(a) Restricted Stock. Except as otherwise expressly provided in this Agreement, the Restricted Stock and the rights and privileges conferred by this Agreement will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Restricted Stock or any right or privilege conferred by this Agreement, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

(b) Shares. Except as set forth in Section 17(a)(vi), Participant shall not sell, assign, encumber or dispose of any interest in the Shares without the prior written consent of the Company, which may be withheld in the Company’s sole discretion, prior to the earliest of (i) a Change in Control in which the successor company has equity securities that are publicly traded; (ii) the first sale of Common Stock by the Company or its successor to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act; or (iii) seven years following the Issuance Date.

(c) Restrictions Binding on Transferees. In addition to any other restrictions set forth herein, any transfer of the Shares or any interest therein shall be conditioned upon the transferee agreeing in writing, on a form prescribed by the Company, to be bound by all provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

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17. Company’s Right of First Refusal and Purchase Right.

(a) Right of First Refusal. Subject to Section 16, before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), whether because the Company has consented to the transfer pursuant to Section 16(b) or otherwise, the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 17 (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be transferred to each Proposed Transferee; and (D) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”) and other terms and conditions of the proposed sale or transfer. If requested by the Company, the Notice shall be acknowledged in writing by the Proposed Transferee as a bona fide offer. The Holder shall offer the Shares at the Offered Price and upon the same terms (or terms as similar as reasonably practicable) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, for cash at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Right of First Refusal Price”) for the Shares purchased by the Company or its assignee(s) under this Section 17 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iv) Payment. Payment of the Right of First Refusal Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company or any affiliate of the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice, against delivery of the Shares being purchased.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 17, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price and on the other terms and conditions set forth in the Notice, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing in form reasonably satisfactory to the Company that the Agreement, including the provisions of this Section 17, shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms set forth in the Notice, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

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(vi) Exception for Certain Family Transfers. Notwithstanding anything in this Section 17 or in Section 16(b) to the contrary, the voluntary transfer of any or all of the Shares during Participant’s lifetime, or on Participant’s death by will or intestacy, to Participant’s Immediate Family or a trust for the benefit of Participant’s Immediate Family shall be exempt from the provisions of this Section 17(a) and Section 16(b). In such case, the transferee or other Participant shall receive and hold the Shares so transferred subject to the provisions of this Agreement, including but not limited to this Section 17 and Section 16(b).

(b) Right to Purchase.

(i) Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a voluntary transfer to Immediate Family as set forth in Section 17(a)(vi)) of all or a portion of the Shares by the record holder thereof the Company shall have an option to purchase the Shares transferred at the Fair Market Value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice of such transfer.

(ii) Private Company. The Company shall have the right, but not the obligation, exercisable upon written notice to Participant during the 90 days after the termination of Participant’s Service for any reason, or if later, during the 90 days after any vesting that occurs after termination of Participant’s Service, to repurchase the Shares at a price equal to the then current Fair Market Value per Share as of the date the Company provides notice to Participant of the Company’s election to exercise this purchase right.

(c) Assignment. The Company’s rights under this Section 17 may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

(d) Termination of Company Rights. The Company’s Right of First Refusal and Purchase Right as set forth in this Section 17 shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock by the Company or its successor to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, or (ii) a Change in Control in which the successor company has equity securities that are publicly traded.

18. Additional Agreements.

(a) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock or Shares by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to administration of this Agreement, the Restricted Stock and the Shares through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(b) Personal Information. To facilitate the administration of the Plan and this Agreement, it may be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Company Common Stock or directorships held in the Company, details of all awards issued under the Plan or any other entitlement to shares of Company Common Stock

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awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”) and to transfer this Data to certain third parties such as transfer agents, stock plan administrators, and brokers with whom Participant or the Company may elect to deposit any Shares. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Data for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be transferred to the Company’s transfer agent, broker, administrative agents or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Company’s broker, administrative agents, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Restricted Stock or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

(c) Proprietary Information. Participant agrees that all financial and other information relating to the Company furnished to Participant constitutes “Proprietary Information” that is the property of the Company. Participant shall hold in confidence and not disclose or, except within the scope of Participant’s Service, use any Proprietary Information. Participant shall not be obligated under this paragraph with respect to information Participant can document is or becomes readily publicly available without restriction through no fault of Participant. Upon termination of Participant’s employment, Participant shall promptly return to Company all items containing or embodying Proprietary Information (including all copies). This paragraph supplements, but does not limit, any other agreement between Participant and the Company, or any applicable law, related to protection, ownership, or use of the Company’s information or property.

(d) Voting in Approved Sale Transactions. If a Change in Control is approved by the Company’s Board of Directors and the holders of a majority of the Company’s voting stock (making such proposed transaction an “Approved Sale”), Participant shall take the actions set forth in paragraphs (i) - (iv) below with respect to Shares granted to Participant hereunder and owned by Participant or over which Participant has control (“Approved Sale Voting Shares”).

(i) If the Approved Sale requires stockholder approval, Participant shall vote

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the Approved Sale Voting Shares (in person, by proxy or by action by written consent, as applicable) in favor of, and adopt, such Approved Sale, and will vote the Approved Sale Voting Shares in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company or its stockholders to consummate such Approved Sale.

(ii) If the Approved Sale requires the sale of Shares by Participant, Participant shall sell the Approved Sale Voting Shares, in the same proportion and on the terms and conditions approved by the Board of Directors and stockholders as set forth above.

(iii) Participant shall execute and deliver all reasonably required documentation and take such other action as is reasonably requested in order to carry out the Approved Sale, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement or similar or related agreement or document. Upon request by the Company, Participant shall deliver to the Company Recipient’s proxy to vote the Approved Sale Voting Shares consistent with this Section 18(d), and any such proxy shall be irrevocable and coupled with an interest.

(iv) Participant shall refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Approved Sale.

19. General.

(a) No Waiver; Remedies. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision , or prevent that party from thereafter enforcing such provision and each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(b) Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

(c) Notices. Any notice under this Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, (iii) the business day following deposit with a reputable overnight courier, or (iv) five days after deposit in the U.S. mail, First Class with postage prepaid. Notice shall be addressed to the Company at its principal executive office and to Participant at the address that he or she most recently provided to the Company. Participant agrees that it is Participant’s responsibility to notify the Company of any changes to his or her mailing address so that Participant may receive any shareholder information to be delivered by regular mail.

(d) Interpretation. Headings herein are for convenience of reference only, do not constitute a part of this Agreement, and will not affect the meaning or interpretation of this Agreement. References herein to Sections are references to the referenced Section hereof, unless otherwise specified. The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any

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shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Plan Administrator nor any person acting on behalf of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

(e) Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that Participant is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company and shall not require the consent of the Participant unless such modification would materially adversely affect the rights of the Participant under this Agreement. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this award of Restricted Stock.

(f) Governing Law; Severability. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware. If any provision of this Agreement becomes or is declared by a court or arbitrator having jurisdiction over a dispute hereunder to be illegal, unenforceable or void, such provision shall be amended to the extent necessary to conform to applicable law so as to be valid and enforceable and to achieve, to the extent possible, the economic, business and other purposes of such illegal, unenforceable, or void provision or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall deleted from this Agreement and the remainder of this Agreement shall continue in full force and effect.

(g) Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement (including the exhibits referenced herein, including the Joint Escrow Instructions), along with any Separate Agreement (to the extent applicable) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. Participant has read and understands the terms and provisions of the Plan and this Agreement, and agrees with the terms and conditions of this grant of Restricted Stock in accordance with the Plan and this Agreement.

(h) Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Facsimile or photographic copies of originally signed copies of this Agreement will be deemed to be originals.

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EXHIBIT A

EXPLANATORY COVER SHEET

JOINT ESCROW INSTRUCTIONS

These Joint Escrow Instructions are intended for use with The Rubicon Project, Inc. 2007 Stock Incentive Plan Restricted Stock Agreement (the “Restricted Stock Agreement”).

These Joint Escrow Instructions are used for issuances of shares of the Corporation’s Common Stock subject to vesting (“Restricted Stock”) pursuant to the Restricted Stock Agreement. The Restricted Stock is subject to forfeiture to the Corporation unless and until the Restricted Stock shall have vested in the manner set forth in the Restricted Stock Agreement and the restrictions set forth in the Restricted Stock Agreement shall have lapsed. The Restricted Stock is also subject to various restrictions on transfer as set forth in the Restricted stock Agreement until the time that the Common Stock is publicly traded and any lock-up period has expired or a Change in Control of the Corporation occurs. The Escrow Agent, generally the Secretary, Assistant Secretary or General Counsel of the Corporation, holds any stock certificate or other documentation representing the shares underlying the grant of Restricted Stock in escrow in a secure location. If the Corporation is holding the certificate or other documentation, please use the following procedures:

Get an originally signed copy of the Restricted Stock Agreement and the Joint Escrow Instructions.

Place these original documents, together with any original stock certificate or other original documentation representing the escrowed shares and a copy of the check used for payment (if applicable) in a secure (preferably locked) location. These documents should be delivered personally to the Escrow Agent. The documents should be in an envelope (one for each grantee) clearly labeled with the grantee’s name and the grant number on the outside.

Place a note in any other files or records referring to the Restricted Stock Agreement that the original stock certificate or other documentation has been transferred to the secure location on a specific date. Put a copy of the stock certificate or other documentation, the Restricted Stock Agreement and the Joint Escrow Instructions in a separate file used for day to day administration of the 2007 Stock Incentive Plan.

Calendar the expiration of the vesting on the administrative calendar so that the shares can be released from escrow in a timely manner. Confirm that the restrictions on transfer have lapsed before releasing any shares from escrow, even vested shares.

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Form

JOINT ESCROW INSTRUCTIONS

[Title of Escrow Agent]

[NAME OF CORPORATION]

[ADDRESS]

[CITY, STATE, ZIP]

Dear Sir:

As Escrow Agent for both The Rubicon Project, Inc., a Delaware corporation (“Corporation”), and the undersigned grantee of stock of the Corporation (“Grantee”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain The Rubicon Project, Inc. 2007 Stock Incentive Plan Restricted Stock Agreement (“Agreement”), dated             , 20    , to which a copy of these Joint Escrow Instructions is attached as Exhibit A, in accordance with the following instructions:

These Joint Escrow Instructions are used for issuances of shares of the Corporation’s Common Stock subject to vesting (“Restricted Stock”) pursuant to the Agreement. The Restricted Stock is subject to forfeiture to the Corporation unless and until the Restricted Stock shall have vested in the manner set forth in the Agreement and the restrictions set forth in the Agreement shall have lapsed. At such time, the shares underlying the Restricted Stock shall be released from escrow to the Grantee.

Any dividends or distributions payable with respect to unvested Restricted Stock will be subject to the same restrictions as the shares of Common Stock underlying the Restricted Stock with respect to which they are paid and will be deposited in the Escrow and held by the Escrow Agent, and will be released from the Escrow at the same time as the underlying shares of Restricted Stock.

In the event the Restricted Stock shall fail to vest as set forth in the Agreement, the Corporation or its assignee will give to Grantee and you a written notice specifying the number of shares of stock to be forfeited to the Corporation, the purchase price (if any), and the time for a closing hereunder at the principal office of the Corporation. Grantee and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with any certificate or other documentation evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (if any) of the number of shares of stock being forfeited to the Corporation.

Grantee irrevocably authorizes the Corporation to deposit with you any certificates or other documentation evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Grantee does hereby irrevocably constitute and appoint you as Grantee’s attorney-in-fact and agent for the term of this escrow to

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execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates or other documentation necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

This escrow shall terminate upon vesting of the Restricted Stock but only if the restrictions placed on the Restricted Stock and described in Sections 16 and 17 of the Agreement relating to restrictions on transfer, right of first refusal and purchase right shall have lapsed. At such time, the shares underlying the Restricted Stock shall be released to the Grantee but only upon Grantee’s satisfaction of any and all Tax Obligations (as defined in the Agreement).

If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Grantee, you shall deliver all of same to Grantee and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Grantee while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

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Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be [fill in title] of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation may appoint any officer or assistant officer of the Corporation as successor Escrow Agent and Grantee hereby confirms the appointment of such successor or successors as Grantee’s attorney-in-fact and agent to the full extent of your appointment.

If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall cooperate in furnishing such instruments.

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to any person all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, delivery by express courier or five days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto:

CORPORATION:	THE RUBICON PROJECT, INC.

GRANTEE:	[GRANTEE NAME]

ESCROW AGENT:	[ESCROW AGENT NAME]

By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

You shall be entitled to employ such legal counsel and other experts (including without limitation the firm of Gibson, Dunn & Crutcher LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Corporation shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

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This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

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This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of [California], as such laws are applied by the [California] courts to contracts made and to be performed entirely in [California] by residents of that state.

Very truly yours,

[CORPORATION NAME]

By
[NAME AND TITLE]

GRANTEE:

[NAME]

ESCROW AGENT:

[NAME]

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

COMPANY	:	THE RUBICON PROJECT, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:

In connection with the receipt of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable securities laws and regulations.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of Restricted Stock to Participant, the grant shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an

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unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

If the Company does not qualify under Rule 701 at the time of grant of Restricted Stock, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that if all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date